UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 29, 2008
   ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)
             Delaware
(State or other jurisdiction of incorporation)

0-26906	22-3388607

(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-567-5648
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.
     On April 29, 2008, Asta Funding, Inc. (the “Company”) obtained a subordinated loan pursuant to a subordinated promissory note from Asta Group, Inc. (the “Family Entity”). The Family Entity is a greater than 5% shareholder of the Company beneficially owned and controlled by Arthur Stern, the Chairman of the Board of the Company, Gary Stern, the Chief Executive Officer of the Company, and members of their families. The loan is in the aggregate principal amount of $8,226,278, bears interest at a rate of 6.25% per annum, is payable interest only each quarter until maturity and has a maturity date of January 9, 2010, subject to prior repayment in full of the Company’s senior loan facility with a consortium of banks, with Israel Discount Bank as agent (“IDB”).
     The subordinated loan is being incurred by the Company to resolve certain issues described below. Proceeds of the subordinated loans will be used initially to further collateralize the IDB $175 million revolving loan facility and ultimately will be used to reduce the balance due on the IDB facility on or prior to May 31, 2008. The IDB facility is secured by substantially all of the assets of the Company and its subsidiaries (the “IDB Collateral”), other than the assets of Palisades Acquisition XVI, LLC (“XVI”), the entity that made the $300 million portfolio acquisition in March 2007 (the “Portfolio Purchase”) that was separately financed by the Bank of Montreal (the “BMO Facility”).
     An entity (the “Servicer”) that provides servicing for certain portfolios within the IDB Collateral, was also engaged by Palisades Collection, LLC, the Company’s servicing subsidiary (“Palisades Collection”), after the initial purchase in March 2007, to provide certain management services with respect to the portfolios owned by XVI and financed by the BMO Facility (the “BMO Portfolios”) and to provide subservicing functions for portions of such BMO Portfolios. Collections with respect to the BMO Portfolio, and most portfolios purchased by the Company, lag the costs and fees which are expended to generate those collections, particularly when court costs are advanced to pursue an aggressive litigation strategy, as is the case with the BMO Portfolios. Start-up cash flow issues with respect to the BMO Portfolios were exacerbated by (a) collection challenges caused by the current economic environment, (b) the fact that Palisades Collection believed that it would be desirable to engage the Servicer to perform management services with respect to the BMO Portfolios which services were not contemplated at the time of the initial purchase of the BMO Portfolios and (c) Palisades Collection believed it would be desirable to commence litigations and incur court costs at a faster rate than initially budgeted. As previously described in the Company’s Form 10-K/A for the year ended September 30, 2007, the agreements with the Servicer call for a 3% fee on substantially all gross collections from the BMO Portfolio on the first $500 million and 7% on substantially all collections from the BMO Portfolio in excess of $500 million. Additionally, the Company pays the Servicer a monthly fee of $275,000 for the first twenty four months for its consulting, asset identification and skiptracing efforts in connection with the BMO Portfolios. The Servicer also receives a servicing fee with respect to those accounts it actually subservices. As the fees due to the Servicer for management and subservicing functions and the amounts spent for court costs were higher than those initially contemplated for subservicing functions, and as start-up collections with respect to the BMO Portfolios were slower than initially projected, the amounts owed to the

Servicer with respect to the BMO Portfolio for fees and advances for court costs to pursue litigation against debtors have to date exceeded amounts available to pay the Servicer from collections received by the Servicer on the BMO Portfolios on a current basis. The Company is considering the effects of these trends on portfolio valuation.
     Rather than waiting for collections from the BMO Portfolios to satisfy sums of approximately $8.2 million due it for court cost advances and its fees, the Servicer set-off that amount against amounts it had collected on behalf of the Company with respect to the IDB Collateral. While the Servicer disagrees, the Company believes that those sums should have been remitted to IDB without setoff.
     The Company has determined to remedy any shortfall in the receipts under the IDB facility by obtaining the $8.2 million subordinated loan from the Family Entity and causing the proceeds of the loan to be delivered to IDB and not to pursue a dispute with the Servicer at this time. The Company believes that avoiding a dispute with the Servicer at this time is in its best interests, as it should improve collections on the BMO Portfolio and, provide for greater borrowing ability for new portfolios under the IDB facility. The Company also believes that the terms of the subordinated loan from the Family Entity are more favorable than could be obtained from an unrelated third party institution.
     On April 29, 2008, the Company entered into a letter agreement with IDB in which IDB consented to the Subordinated Loan from the Family Entity and the Servicer has stated in writing that it will not make any further set-offs against collections due to it pending resolution of this dispute. The Company believes that any future sums due to the Servicer will be available from the cash flow of the BMO Portfolio.
     As stated above, the proceeds of the Subordinated Loan will initially be pledged to IDB and ultimately used to pay down the revolving loan under the IDB facility. The Company is in discussions with BMO with respect to whether the set-off by the Servicer and/or its fee arrangements necessitate any amendments to the BMO Facility or the agreements entered into in connection therewith. The Company anticipates that those issues will be resolved before the issuance of its 10-Q.
Cautionary statement regarding forward-looking statements
     This filing contains forward-looking statements as defined by the federal securities laws which are based on Asta’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the collection performance of Asta’s portfolios. Asta undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(a)	10.1 Subordinated Note dated April 29, 2008.

(b)	99.1 Press release date May 1, 2008

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.
Date: May 1, 2008	By:	/s/ Mitchell Cohen
Mitchell Cohen
Chief Financial Officer